UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated May 1, 2023
and first mailed to stockholders on or about May 1, 2023

Dear Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of BiomX Inc. (the “Company”) at 8:00 a.m., Eastern Time, on Tuesday, June 20, 2023. This year’s Annual Meeting will be held entirely online to allow for greater participation. Stockholders may participate in this year’s annual meeting by visiting the following hosting URL: www.virtualshareholdermeeting.com/PHGE2023.

Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our business activities for the 2022 fiscal year is contained in our 2022 Annual Report to Stockholders. Thank you for your confidence and continued support.

Sincerely,

/s/ Jonathan Solomon
Jonathan Solomon Chief Executive Officer

NOTICE OF 2023 Annual Meeting OF STOCKHOLDERS

Time	8:00 a.m., Eastern Time

Date	Tuesday, June 20, 2023

Place	The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/PHGE2023.

Purpose

1. To elect three Class III directors to serve until the 2026 annual meeting of stockholders, and in each case, until their successors are duly elected and qualified;

2. To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date	The Board of Directors has fixed the close of business on April 27, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PHGE2023, you must enter the control number found on your proxy card, voting instruction form or Notice card.

Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, but if you are not able to attend virtually, please submit your vote as soon as possible as instructed in the Notice, proxy card or voting instruction form.

Beginning on or about May 1, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders of record on April 27, 2023. In addition, the proxy statement, the accompanying proxy card or voting instruction form, and our 2022 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.

We encourage you to vote your shares as soon as possible. Specific instructions for voting over the internet or mail are included in the Notice. If you attend the Annual Meeting online and vote electronically during the meeting, your vote will replace any earlier vote.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By order of the Board of Directors,

/s/ Marina Wolfson
Marina Wolfson, Chief Financial Officer

May 1, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 20, 2023: The proxy statement and our 2022 Annual Report to Stockholders are available at WWW.PROXYVOTE.COM

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BIOMX INC.
22 EINSTEIN St., 4th Floor, Ness Ziona 7414003, Israel

PROXY STATEMENT
FOR THE 2023 Annual Meeting OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2023
AT 8:00 A.M. Eastern Time

GENERAL INFORMATION

As used in this proxy statement, “we,” “us” and “our” refer to BiomX Inc. The term “Annual Meeting,” as used in this proxy statement, refers to the 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about May 1, 2023, we sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of 2023 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2022 Annual Report to Stockholders (collectively, the “Proxy Materials”), are available to stockholders on the Internet. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock, par value $0.0001 per share (“Common Stock”) on or about May 1, 2023.

The Notice of Internet Availability provides instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2022 Annual Report to Stockholders are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

How do I attend the Annual Meeting?

The meeting will be held entirely online on Tuesday, June 20, 2023 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2023. Directions to the annual meeting may be found at www.biomx.com. Information on how to vote at the virtual Annual Meeting is discussed below.

When is the record date for the Annual Meeting?

The Board of Directors (the “Board”) has fixed the record date for the Annual Meeting as of the close of business on April 27, 2023 (the “Record Date”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, a total of 33,181,773 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

How do I vote by proxy before the Annual Meeting?

If your shares are held directly in your own name, and you received a Notice of Internet Availability, you may vote your shares over the internet at www.proxyvote.com. You may also vote your shares by mail or telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Fiscal 2023”) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of the Class III directors is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the election of the Class III directors.

How can I vote at the virtual Annual Meeting?

Stockholders of record may vote their shares electronically at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/PHGE2023.

If you hold your shares in street name, you may not vote your shares at the online Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other nominee.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of each of the Class III director nominees (page 6); and

Proposal 2: FOR ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for Fiscal 2023 (page 12).

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to the Company at any time before the close of voting at the Annual Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice of Internet Availability or the proxy card; or

●	voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST and to WITHHOLD, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting.

Proposal 1 — Election of two Class III directors to serve until the 2026 annual meeting of stockholders

Director nominees will be elected by a plurality of votes cast, which means that the director nominees receiving the highest number of votes will be elected. Only FOR and WITHHOLD votes will affect the outcome. There are no abstentions on Proposal 1, and broker non-votes will have no effect on Proposal 1.

Proposal 2 — Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023

The ratification of the selection of Kesselman & Kesselman as our independent registered public accounting firm for Fiscal 2023, requires the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions are entitled to vote on Proposal 2 and therefore will have the same impact as a vote against Proposal 2. There will be no broker non-votes on Proposal 2 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), we must receive them on or before January 2, 2024, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 and 14a-19, as applicable, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than 45 calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, we must receive the notice not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure is made. Your written notice must contain specific information required in Section 2 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

If the date of the 2024 Annual Meeting is subsequently advanced or delayed by more than 30 calendar days from the anniversary date of the Annual Meeting, we will provide an update to the foregoing dates by filing a Form 8-K with the SEC.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors, of which four members are currently in office, with three vacancies following the resignation of one of our directors in March 2022 and the further resignation of two of our directors in January 2023. Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Currently, Class I consists of one director and Class III consists of three directors. There are no Class II acting directors since January 2023. We are currently searching for replacements to fill the vacancies in Classes I and II.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class III directors shall be elected by our stockholders to serve until the 2026 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each class is elected to serve a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. As noted above, there are currently three vacancies on the Board. All nominees are currently serving on our Board and have consented to be named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Class III		2023
Dr. Russell Greig	70		Chairman	2019
Jonathan Solomon	46		Chief Executive Officer and Director	2019
Lynne Sullivan	57		Director	2019
Class I		2024
Dr. Alan Moses	75		Director	2020
Class II		2025
There are currently no Class II directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
EACH OF THE CLASS III DIRECTOR NOMINEES IN PROPOSAL 1

Information about the Board

The principal occupation, business experience and education of each nominee for election as a director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Dr. Russell Greig has served as a director and chairman of the Board of Directors of the Company since October 2019. Dr. Greig has more than 40 years’ experience in the pharmaceutical industry, with knowledge and expertise in research and development, business development and commercial operations. Dr. Greig spent the majority of his career at GlaxoSmithKline, or GSK, where he held a number of positions including GSK’s President of Pharmaceuticals International from 2003 to 2008 and Senior Vice President Worldwide Business Development. From 2008 to 2010, Dr. Greig was also President of SR One, GSK’s corporate venture group. He is currently Chairman of eTheRNA Immunotherapies NV (Belgium), Cardior Therapeutics (Germany) and Cumulus Oncology (UK). In addition, Dr. Greig previously served as the Chairman of MedEye NV (formerly – Mint Solutions, The Netherlands), AM Pharma (The Netherlands), Bionor (Norway), Sanifit (Spain) (acquired by Vifor Pharma AG (SWX: VIFN)), Heroma (France) and Merus N.V. (Nasdaq: MRUS) and was on the boards of Tigenix N.V. (acquired by Takeda Pharmaceutical Company Limited) and Ablynx N.V. (acquired by Sanofi, France). Dr. Greig graduated from the University of Manchester, UK with a BSc and PhD in Biochemistry.

We believe that Dr. Greig’s qualifications to sit on our Board include his extensive board and leadership experience in business development and in drug research and development in the pharmaceutical industry.

Jonathan Solomon has served as the Chief Executive Officer and as a director of the Company since October 2019. Mr. Solomon served as Board member of BiomX Israel from February 2016 and also as Chief Executive Officer from February 2017 to October 2019. From July 2007 to October 2015, Mr. Solomon was a co-founder, President, and Chief Executive Officer of ProClara Biosciences Inc. (formerly NeuroPhage Pharmaceuticals Inc.), a biotechnology company pioneering an approach to treating neurodegenerative diseases. Prior to joining ProClara, he served for ten years in a classified military unit of the Israeli Defense Forces. Mr. Solomon holds B.Sc. magna cum laude in Physics and Mathematics from the Hebrew University, an M.Sc. summa cum laude in Electrical Engineering from Tel Aviv University, and an MBA with honors from the Harvard Business School.

We believe that Mr. Solomon’s qualifications to sit on our Board include his extensive board and management experience in the biotech industry.

Lynne Sullivan has served as a director of the Company since November 2019. Ms. Sullivan is currently the Chief Financial Officer and Head of Corporate Development of Unity Biotechnology, Inc., a biotechnology company (“Unity”), where she has worked since August 2020. Prior to Unity, Ms. Sullivan served as Compass Therapeutics LLC’s Chief Financial Officer from December 2018 to August 2019, and Biogen Inc.’s Senior Vice President of Finance from 2016 to December 2018, where she also served as Vice President of Tax and Corporate Finance from February 2015 to March 2016 and Vice President of Tax from April 2008 to February 2015. Prior to that, Ms. Sullivan was the Vice President of Tax at EMD Serono and the Vice President of Tax North America at Merck KGaA. Ms. Sullivan is currently a member of the board of directors of Solid Biosciences Inc., a public life sciences company (Nasdaq: SLDB) and Inozyme Pharma, Inc. (Nasdaq: INZY). Ms. Sullivan was previously a member of the board of directors of resTORbio, Inc., a public biopharmaceutical company (Nasdaq: TORC), Solid Biosciences Inc., a public life sciences company (Nasdaq: SLDB), and Inheris Pharma Inc., a private biopharmaceutical company. Ms. Sullivan was a Certified Public Account for over 20 years and was also a Tax Partner at Arthur Anderson, where she led the North East Region’s Tax Consulting Practice for the firm. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University.

We believe that Ms. Sullivan’s qualifications to sit on our Board include her finance leadership and extensive board experience.

Other Currently Serving Directors

Dr. Alan Moses has served as a director of the Company since October 2020. Dr. Moses has been a Board member of Chemomab Therapeutics, Ltd. (Nasdaq: CMMB) since March 2021. Dr. Moses served as the Global Chief Medical Officer of Novo Nordisk A/S from 2013 until his retirement in 2018. Prior to that he served in various roles at Novo Nordisk A/S since 2004, beginning as Associate Vice President of Medical Affairs in the United States. Throughout his career, Dr. Moses has specialized in developing novel therapeutics and diagnostics for diabetes mellitus. He co-founded and directed the Clinical Investigator Training Program at Beth Israel Deaconess-Harvard Medical School-MIT. From 1998 to 2004, Dr. Moses served as Senior Vice President and Chief Medical Officer of the Joslin Diabetes Center with specific responsibility for the Joslin Clinic, and has served as a member of the Board of Joslin Diabetes Center since December 2021. Dr. Moses also serves on two nonprofit boards as Chairman of the Board of the diaTribe Foundation and as a member of the Greater New England Chapter of the Juvenile Diabetes Research Association. Dr. Moses earned his MD from the Washington University School of Medicine in St. Louis, worked for three years at the National Institutes of Health, completed his clinical endocrine/diabetes training at Tufts New England Medical Center, and studied Health Care Strategy at Harvard Business School.

We believe that Dr. Moses’ qualifications to sit on our Board include his extensive leadership experience in clinical development in the pharmaceutical industry.

THE BOARD AND ITS COMMITTEES

Board Composition and Leadership Structure

As of January 5, 2023, the Board is comprised of four members. There are currently three vacancies on the Board, created after three directors resigned from our Board in 2022 and 2023. The Board has a flexible policy with respect to the combination or separation of the offices of Chairman of the Board and Chief Executive Officer. Currently, Dr. Russell Greig serves as our independent Chairman, and Mr. Jonathan Solomon serves as our Chief Executive Officer. The Board believes that by having separate roles, the Chief Executive Officer is able to focus on the day-to-day business and affairs of the Company and the Chairman is able to focus on key strategic issues, board leadership and communication. While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead it to combine these roles.

Director Independence

The NYSE American requires that a majority of the Board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, as determined by the Board, would interfere with the exercise of his or her objective judgment and will meet the required standards for independence, as established by the applicable rules and regulations of the NYSE American and the SEC.

Dr. Russell Greig, Dr. Alan Moses and Ms. Lynne Sullivan are our independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

At least annually, the Board evaluates all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of NYSE American and the SEC independence standards.

Board Meetings and Attendance

The Board held 21 meetings, including actions by written consent, during the fiscal year ended December 31, 2022. Each of the incumbent directors attended at least 75% the meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2022, including actions by written consent (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We have no policy regarding attendance of our directors at the Annual Meeting. None of our directors (who were directors at the time of our 2022 annual meeting of stockholders) attended our 2022 annual meeting of stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.biomx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee engages the Company’s independent accountants: reviews their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; reviews the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; reviews the Company’s compliance with legal and reviews regulatory requirements; and reviews the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee has held 5 meetings, including actions by written consent, during 2022.

The members of the Audit Committee are Ms. Lynne Sullivan and Dr. Russell Greig, each of whom is an independent director under NYSE American’s listing standards and satisfies the additional independence requirements of Rule 10A-3 of the Exchange Act. Ms. Sullivan is the Chairperson of the Audit Committee. The Board has determined that Ms. Sullivan qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee reviews annually the Company’s corporate performance goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, determines and approves the Chief Executive Office’s compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans; makes recommendations to the Board with respect to the compensation of our executive officers, other than the Chief Executive Officer, and directors; and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Chief Executive Officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. The Compensation Committee has held 5 meetings, including actions by written consent, during 2022.

The members of the Compensation Committee are Dr. Alan Moses and Dr. Russell Greig, each of whom is an independent director under NYSE American’s listing standards. Dr. Moses is the Chairperson of the Compensation Committee.

The Compensation Committee retained Zviran Compensation & Benefits Solutions Ltd. (“Zviran”), an independent compensation consultant, to provide advice with respect to executive compensation for the fiscal year ended December 31, 2022. The Compensation Committee engaged Zviran solely to collect and analyze data regarding executive compensation at other companies comparable to us. Zviran’s primary responsibilities for the fiscal year ended December 31, 2022 included identifying our U.S. and Israel peer group companies, benchmarking the compensation of that peer group to the compensation of our directors, Chief Executive Officer and other executive officers, assessing the competitive positioning of our executive compensation and providing recommendations to the Compensation Committee, which the Compensation Committee considered among the factors it reviewed when determining executive compensation. Zviran provided peer based data on the competitiveness of our compensation program to the Compensation Committee in respect of the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Specifically, the Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Nominating and Corporate Governance Committee recommends for approval by the Board certain desired qualifications and characteristics for Board membership. Additionally, the Nominating and Corporate Governance Committee establishes and oversees the annual assessment of the performance of the Board as a whole and its individual members. The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity identifying nominees, the Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee has held 2 meetings, including actions by written consent, during 2022.

The members of the Nominating and Corporate Governance Committee are Dr. Russell Greig and Ms. Lynne Sullivan, each of whom is an independent director under NYSE American’s listing standards. Dr. Greig is the Chairperson of the Nominating and Corporate Governance Committee.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met 5 times in executive sessions during the fiscal year ended December 31, 2022. The Chairman of the Board presides at these executive sessions.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, the Board oversees the risk management processes. The Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although the Board administers this risk management oversight function, the Audit Committee supports the Board in discharging its oversight duties and addresses risks inherent in its area of oversight.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Code of Business Conduct and Ethics is available on our website at www.biomx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any director or executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading, Prohibition Against Pledging, and Anti-Hedging Policies

Our insider trading policy limits the timing and types of transactions in our securities by our directors, officers, including our named executive officers, and other employees. These persons are prohibited from trading during blackout periods (during the period from and including the time the market closes on the twentieth (20th) calendar day of the third month of any calendar quarter until the time the market opens on the date of the release of quarterly financial information) and, in the case of our directors and officers, without the clearance of our Chief Legal Officer or such person serving in such capacity, or his/her designee. In addition, the policy provides that none of our directors, officers or other employees may engage in the following transactions:

●	engaging in “short sales” and “selling against the box” (a variation of selling short) with respect to securities of the Company;

●	trading in puts, calls, straddles and options for the Company’s securities;

●	trading in securities of the Company on a short-term basis;

●	holding Company securities in a margin account; and

●	entering into hedging or similar transactions with respect to Company securities.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attn: Anat Primovich.

Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent;

●	the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and

●	the reason for the communication, any request being made and rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for presentation to the Board or such individual director. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the management of the Company. The audit committee has discussed with our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. (“PwC”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and has had discussions with PwC regarding the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee

Lynne Sullivan, Chair
Dr. Russell Greig

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2023

Our Audit Committee has selected Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm (the “Independent Auditors”), for the current fiscal year, subject to ratification by our shareholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Our organizational documents do not require that the stockholders ratify the re-election of the Independent Auditors as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders fail to ratify the re-election, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the re-election is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and pre-approves all non-audit services provided by our independent registered public accounting firm before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

●	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which the services are provided;

●	such services were not recognized as non-audit services at the time of the relevant engagement; and

●	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees billed by us to Kesselman & Kesselman, Certified Public Accountants (Isr.) for the fiscal years ended December 31, 2022 and December 31, 2021.

	Fiscal year ended December 31, 2022	Fiscal year ended December 31, 2021
Audit fees(1)	$126,000	$108,000
Audit-related fees(2)	$24,969	$63,612
Tax fees(3)	$—	$—
All other fees	$—	$—
Total fees	$150,969	$171,612

(1)	Audit Fees include fees for professional services rendered for the quarterly reviews of the interim consolidated financial statements and the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K.

(2)	Audit-Related Fees include fees for services that were reasonably related to the performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as for services in connection with an Open Market Sale Agreement SM we entered with Jefferies LLC on December 4, 2020, our July 2021 equity offering and a registration statement filed for the re-sale of certain shares of common stock by a selling stockholder.

(3)	Tax Fees include fees for tax compliance and tax advice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KESSELMAN & KESSELMAN, CERTIFIED PUBLIC ACCOUNTANTS (ISR.), A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(1)(3)	Total ($)(1)
Jonathan Solomon	2022	424,581	-	512,974	103,987	1,041,542
Chief Executive Officer	2021	391,077	193,231	653,966	96,723	1,334,997
Marina Wolfson	2022	231,414	-	116,827	48,002	396,243
Chief Financial Officer	2021	198,293	72,462	130,126	43,496	444,377
Dr. Merav Bassan	2022	280,213	-	206,332	76,373	562,948
Chief Development Officer	2021	278,865	94,138	240,541	76,066	689,610

(1)	All payments were originally made in New Israeli Shekels (“NIS”), and were translated into USD using the annual average USD/NIS exchange rate for each fiscal year.

(2)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 13.B. of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2022 and 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(3)	Amounts in this column represent additional payments for welfare benefits, disability insurance and other customary or mandatory social benefits to employees in Israel.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2022:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Solomon	11/13/2016	167,434	-	0.54	01/07/2027
	03/26/2017	182,133	-	1.69	03/26/2027
	05/22/2018	201,718	-	1.97	05/21/2028
	03/29/2019	266,909	17,792	2.03	03/29/2029
	03/25/2020	99,000	45,000	6.21	03/25/2030
	03/30/2021	66,500	85,500	7.02	03/30/2031
	03/29/2022	-	205,000	1.41	03/29/2032
	08/22/2022	-	100,000	0.66	08/22/2032
Dr. Merav Bassan	10/10/2019	142,499	47,498	10.00	10/10/2029
	03/30/2021	20,782	26,718	7.02	03/30/2031
	03/29/2022	-	100,000	1.41	03/29/2032
	08/22/2022	-	75,000	0.66	08/22/2032
Marina Wolfson	03/25/2020	24,750	11,250	6.21	03/25/2030
	03/30/2021	14,547	18,703	7.02	03/30/2031
	03/29/2022	-	50,000	1.41	03/29/2032
	08/22/2022	-	75,000	0.66	08/22/2032

(1)	Unless otherwise indicated, options vest and become exercisable as follows: 25% of the options on the first anniversary of the “vesting commencement date” (as defined in the applicable notice of option grant) and, thereafter, in 12 equal quarterly installments of 6.25% each.

Option Awards

Prior to the Business Combination, option awards were granted to our named executive officers under the 2015 Plan. Option awards granted to our named executive officers after the closing of the Business Combination are granted pursuant to the 2019 Plan. In each case, one fourth of the options vest and become exercisable on the first anniversary of the grant date, and the remainder of the options vest and become exercisable in 12 equal quarterly instalments, subject to the named executive officer’s continued employment; provided that the options will vest and become exercisable in the event the named executive officer is terminated within the twelve (12) month period following the occurrence of a Change in Control (as defined in the applicable grant agreement) as a result of an involuntary termination without Cause (as defined in the applicable grant agreement) or a voluntary termination with Good Reason (as defined in the applicable grant agreement). Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death or disability. In the event of death or disability, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Bonus Awards

We have an annual corporate and individual goal-setting and review process for our named executive officers that is the basis for the determination of potential annual bonuses. Each of our named executive officers is eligible for annual performance-based bonuses of up to a specific percentage of their salary, ranging from 40% to 50% subject to approval by the Board or the Compensation Committee. The performance-based bonus is tied to a set of specified corporate and/or individual goals and objectives reviewed and approved by the Board, such as clinical and development milestones, meeting budget and strategic goals, and we conduct an annual performance review to determine the attainment of such goals and objectives. Our management may propose bonus awards to the Board primarily based on such review process. The Compensation Committee makes the final determination of the achievement of both the specified corporate and strategic objectives and the eligibility requirements for and the amount of such bonus awards and recommends a bonus award payout to the Board for approval. No bonuses were paid for the fiscal year 2022.

Employment Agreements

Below are descriptions of our employment agreements with our named executive officers.

Jonathan Solomon

Pursuant to an employment agreement dated February 1, 2016, by and between BiomX Israel and Mr. Solomon, as the Chief Executive Officer of BiomX Israel, Mr. Solomon is entitled to a base salary of NIS 64,000, or approximately $19,500, per month, and an additional gross payment of NIS 16,000, or approximately $4,900, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Mr. Solomon’s Salary”). Starting April 1, 2021, Mr. Solomon was entitled to a base salary of NIS 82,400, or approximately $25,100, per month, and overtime payment of NIS 20,600 or approximately $6,300, per month, and starting April 1, 2022, Mr. Solomon is entitled to a base salary of NIS 96,000, or approximately $30,000, per month, and overtime payment of NIS 24,000 or approximately $7,500, per month.

BiomX Israel also makes customary contributions on Mr. Solomon’s behalf to a pension fund or a managers insurance company, at Mr. Solomon’s election, in an amount equal to 8.33% of his Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of the Salary in case Mr. Solomon is insured through a managers insurance policy, or 6.50% of Mr. Solomon’s Salary in case Mr. Solomon is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Mr. Solomon chooses to allocate his pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure him under a work disability insurance policy at the rate required to insure 100% of Mr. Solomon’s Salary and for this purpose will contribute an amount of up to 2.50% of Mr. Solomon’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are intended to be in lieu of statutory severance pay that Mr. Solomon would otherwise be entitled to receive from BiomX Israel in accordance with Severance Pay Law 5723-1963 (the “Severance Pay Law”). BiomX Israel also contributes 7.50% of Mr. Solomon’s monthly salary to a recognized educational fund. BiomX Israel also reimburses Mr. Solomon for automobile maintenance and transportation expenses of NIS 2,000, or $610 per month. Mr. Solomon is also entitled to non-statutory 12 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Mr. Solomon waives all claims and continues to comply with the other terms of his employment agreement.

Marina Wolfson

Pursuant to an employment agreement dated December 1, 2019, by and between BiomX Israel and Ms. Wolfson, she serves as our Chief Financial Officer. Ms. Wolfson is entitled to a base salary of NIS 39,600, or approximately $11,400, per month, and an additional gross payment of NIS 7,400, or approximately $2,130, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Ms. Wolfson’s Salary”). Starting May 1, 2020, Ms. Wolfson’s base salary was NIS 40,000 or approximately $11,458, per month, and an additional gross payment of NIS 10,000 or approximately $2,865, per month. Starting April 1, 2022, Ms. Wolfson’s base salary is NIS 52,000 or approximately $16,250, per month, and an additional gross payment of NIS 13,000 or approximately $4,063, per month.

BiomX Israel also makes customary contributions on Ms. Wolfson’s behalf to a pension fund or a managers insurance company, at Ms. Wolfson’s election, in an amount equal to 8.33% of Ms. Wolfson’s Salary, allocated to a fund for severance pay, and an additional amount equal to 5.00% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a managers insurance policy, or 6.50% of Ms. Wolfson’s Salary in case Ms. Wolfson is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Ms. Wolfson chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Ms. Wolfson’s Salary and for this purpose will contribute an amount of up to 2.50% of Ms. Wolfson’s Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Ms. Wolfson would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Ms. Wolfson’s monthly Salary (not to exceed NIS 15,712, or approximately $4,834) to a recognized educational fund. The Company reimburses Ms. Wolfson for automobile maintenance and transportation expenses of NIS 2,500, or approximately $762, per month. Ms. Wolfson is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Ms. Wolfson waives all claims and continues to comply with the other terms of his employment agreement.

Dr. Merav Bassan

Pursuant to an employment agreement dated August 26, 2019, by and between BiomX Israel and Dr. Bassan, as the Chief Development Officer of BiomX Israel, Dr. Bassan is entitled to a base salary of NIS 56,000, or approximately $17,230, per month, and an additional gross payment of NIS 14,000, or approximately $4,307, per month for up to 40 hours per month worked outside of normal business hours and normal business days (together with the base salary, “Dr. Bassan’s Salary”). Starting April 1, 2021, Dr. Bassan’s base salary was NIS 57,600 or approximately $17,600, per month, and an additional gross payment of NIS 14,400 or approximately $4,400, per month. Starting April 1, 2022, Dr. Bassan is entitled to a base salary of NIS 60,400, or approximately $18,900, per month, and an additional gross payment of NIS 15,100 or approximately $4,700, per month.

BiomX Israel also makes customary contributions on Dr. Bassan’s behalf to a pension fund or a managers insurance company, at Dr. Bassan’s election, in an amount equal to 8.33% of Dr. Bassan’s Salary, allocated to a fund for severance pay, and an additional amount equal to 7.30% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a managers insurance policy, or 6.50% of Dr. Bassan’s Salary in case Dr. Bassan is insured through a pension fund, which shall be allocated to a provident fund or pension plan. In case Dr. Bassan chooses to allocate her pension payments to a managers insurance policy (and not a pension fund), the Company shall also insure her under a work disability insurance policy at the rate required to insure 75% of Dr. Bassan’s Salary and for this purpose will contribute an amount of up to 2.50% of the Salary insured in such insurance policy for disability insurance in a policy and/or insurance company. These payments are in lieu of statutory severance pay that Dr. Bassan would otherwise be entitled to receive from BiomX Israel in accordance with the Severance Law. BiomX Israel also contributes 7.50% of Dr. Bassan’s monthly Salary to a recognized educational fund. The Company reimburses Dr. Bassan for automobile maintenance and transportation expenses of NIS 2,500, or approximately $762, per month. Dr. Bassan is also entitled to non-statutory 9 months severance (including social benefits), upon either (i) resignation with a good reason, or (ii) termination without cause (as the terms good reason and cause would be defined by the parties, consistent with our past practice), provided that Dr. Bassan waives all claims and continues to comply with the other terms of her employment agreement.

Director Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual retainer of $35,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

●	the chairman of the Board receives an annual retainer of $100,000 (inclusive of annual committee chairmanship and membership);

●	each member of our Audit, Compensation and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and

●	each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their reasonable travel, lodging and other out-of-pocket expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director also receives an annual award of options to purchase our Common Stock. One-fourth of each Annual Option Award vests on the first anniversary of the date of grant, and the remainder of the annual option award vests in 12 equal quarterly installments, subject to such director’s continued service on the Board. The Company’s policy is to grant options based, among other things, on the recommendations of a compensation consultant. In 2021, the Company granted 15,200 options to each non-employee director and 30,400 to the Chairman of the Board.

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2022 for their service on our Board. Mr. Jonathan Solomon, a director who is also our employee, received no additional compensation for his service as a director and is not set forth in the table below:

Name	Fees earned or paid in cash ($)	Option Awards(3)(4)	All other compensation(5)	Total ($)
Dr. Russell Greig	100,500	96,885	—	197,385
Dr. Gbola Amusa (1)	42,500	48,442	—	90,942
Jonas Grossman (1)	44,000	48,442	—	92,442
Dr. Alan Moses	42,500	53,657	12,500	108,657
Paul Sekhri(2)	11,250	—	—	11,250
Lynne Sullivan	54,000	48,442	—	102,442
	294,750	295,868	12,500	603,118

(1)	Effective as of January 5, 2023, this director resigned and no longer serves on the Board.

(2)	Effective as of March 29, 2022, this director resigned and no longer serves on the Board.

(3)	Amounts in this column represent the grant date fair value of the option awards as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 13.B. of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal years ended December 31, 2021 and 2022. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Stock underlying such stock options.

(4)	As of December 31, 2022, we had outstanding grants to our non-executive directors aggregating 341,400 options of which 43,000 were exercisable or vested, as the case may be, as follows:

Name	Total of options granted	Total of options exercisable and vested
Russell Greig	103,400	35,300
Dr. Gbola Amusa	51,700	17,650
Jonas Grossman	51,700	17,650
Dr. Alan Moses	51,700	14,650
Paul Sekhri	31,200	-
Lynne Sullivan	51,700	17,650
Total	341,400	102,900

(5)	Amounts in this column represent payments made to Dr. Moses as compensation for consulting services to BiomX Israel. Starting January 1, 2021, Dr. Moses provided additional consulting services to the Company for an annual fee of $25,000. The consulting agreement between BiomX Israel and Dr. Moses ended on June 30, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Our Related-Person Transactions Policy requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). For as long as the Company qualifies as a “smaller reporting company” as defined under Rule 12b-2 under the Exchange Act, a related-person transaction is defined under our Related-Person Transactions Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any Related Person (as defined in the policy) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any Related Person had or will have a direct or indirect material interest. If the Company ceases to be a smaller reporting company, a related-person transaction will be defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000, and in which any Related Person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy.

In the event that the Company proposes to enter into, or materially amend, a related-person transaction, management of the Company shall present such related-person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any Related Person(s) in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) the purpose of the transaction, (d) all of the material facts of the proposed related-person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, the amount of principal that would be involved, (e) the benefits to the Company of the proposed related-person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related-person transaction is on terms that are comparable to the terms available to or from, as the case may be, unrelated third parties that would have been negotiated at arm’s length, and (h) management’s recommendation with respect to the proposed related-person transaction knowing that there is a potential or actual conflict that will arise of the matter proceeds to fruition. In the event the Audit Committee is asked to consider whether to ratify an ongoing related-person transaction, in addition to the information identified above, the presentation must include (i) a description of the extent of work performed and remaining to be performed in connection with the transaction, (ii) an assessment of the potential risks and costs of termination of the transaction, and (iii) where appropriate, the possibility of modification of the transaction.

The Committee, in approving or rejecting the proposed related-person transaction, will consider all the relevant facts and circumstances deemed relevant by and available to the Committee, including but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms and timing of the transaction, (d) the availability of other sources of comparable services or products, (e) the terms available to or from, as the case may be, unrelated third parties, and (f) how the related-person transaction was realized and communicated to the Audit Committee as required under the Related-Person Transactions Policy. The Audit Committee will approve only those related-person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Other than compensation, termination, change in control and other arrangements, which are described in “Executive Officer and Director Compensation,” we had no related-person transaction since January 1, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 27, 2023 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of April 27, 2023. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on 33,181,773 shares of our Common Stock outstanding as of April 27, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
OrbiMed Israel GP Ltd. (2) 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel	3,536,489	10.5%
Cystic Fibrosis Foundation(3) 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814	2,750,988	8.1%
MMCAP International Inc. SPC(4) c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay, P.O. Box 1348 Grand Cayman, KY1-1108, Cayman Islands	2,222,881	6.4%
Johnson & Johnson Innovation – JJDC, Inc.(5) Johnson & Johnson Innovation – JJDC, Inc. 410 George Street New Brunswick, NJ 08901	2,133,402	6.4%
Directors and Named Executive Officers
Jonathan Solomon(6)	1,123,986	3.3%
Dr. Merav Bassan(7)	215,000	* %
Marina Wolfson(8)	64,938	1.0%
Dr. Russell Greig(9)	58,013	* %
Lynne Sullivan(10)	47,600	* %
Dr. Alan Moses(11)	31,475	* %
All directors and executive officers as a group (7 persons)	1,868,229	5.4%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)	This stockholder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits beneficially owns 3,161,489 shares of Common Stock, 5000,000 warrants (entitling the holder to acquire up to 375,000 shares of Common Stock) and 1,789,959 pre-funded warrants (entitling the holder to acquire up to 1,789,959 shares of Common Stock) which contain an issuance limitation that prohibits the holder from exercising the Pre-Funded Warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits) would beneficially own in excess of 9.90% of the shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuance upon exercise of the warrants. Based on information contained in the Schedule 13D/A filed with the SEC on March 17, 2023. Subject to the approval of the stockholders, upon completion of the second closing of the SPA, this stockholder will be issued an additional 1,392,000 shares of Common Stock and 7,490,449 pre-funded warrants.

(3)	Consists of 1,844,315 shares of Common Stock and 906,673 pre-funded warrants (entitling the holder to acquire up to 906,673 shares of Common Stock). Based solely on information contained in a Schedule 13G filed with the SEC on March 8, 2023. The amount and percentage in the table give effect to the 9.99% beneficial ownership limitation set forth in the pre-funded warrants. Subject to the approval of the stockholders, upon completion of the second closing of the SPA, this stockholder will be issued an additional 2,708,000 shares of Common Stock and 3,871,592 pre-funded warrants.

(4)	Consists of 791,693 shares of common stock and warrants to acquire an additional 1,431,188 shares of common stock. Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023. Such Schedule 13G/A was also jointly filed by MM Asset Management Inc. with an address at 161 Bay Street, TD Canada Trust Tower Ste 2240, Toronto, ON M5J 2S1 Canada.

(5)	Based solely on information contained in a Schedule 13G filed with the SEC on November 26, 2019. Johnson & Johnson Innovation-JJDC, Inc. has voting and dispositive power over 2,133,402 shares of Common Stock.

(6)	Consists of 25,000 shares of Common Stock, 25,000 warrants (entitling the holder to acquire up to 18,750 shares of Common Stock), 1,071,236 options that are exercisable and 9,000 additional options that will become exercisable within 60 days of April 27, 2023.

(7)	Consists of 215,000 options that are exercisable. No additional options will become exercisable within 60 days of April 27, 2023.

(8)	Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 56,125 options that are exercisable, and 2,250 additional options that will become exercisable within 60 days of April 27, 2023.

(9)	Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 49,450 options that are exercisable, and 2,000 additional options that will become exercisable within 60 days of April 27, 2023.

(10)	Consists of 12,500 shares of Common Stock, 12,500 warrants (entitling the holder to acquire up to 9,375 shares of Common Stock), 24,725 options that are exercisable and 1,000 additional options that will become exercisable within 60 days of April 27, 2023.

(11)	Consists of 5,000 shares of Common Stock, 5,000 warrants (entitling the holder to acquire up to 3,750 shares of Common Stock), and 22,725 options that are exercisable. No additional options will become exercisable within 60 days of April 27, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Anat Primovich.

BIOMX INC.
22 EINSTEIN ST., FLOOR 4
NESS ZIONA, 7414003
ISRAEL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PHGE2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16311-P94392 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMX INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect three Class II directors to serve until the 2026 Annual Meeting of Stockholders, and in each case, until their successors are duly elected and qualified.	☐	☐	☐	______________________

Class II Nominees:

01) Dr. Russell Greig
02) Jonathan Solomon
03) Lynne Sullivan

The Board of Directors recommends you vote FOR the following proposal:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V16312-P94392

BIOMX INC.
Annual Meeting of Stockholders
June 20, 2023 8:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM, Eastern Time on June 20, 2023, at www.virtualshareholdermeeting.com/PHGE2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side and FOR proposal 2 and, in the discretion of the proxies, upon such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side.